UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2009

JAG Media Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6865 SW 18th Street, Suite B13
Boca Raton, Florida 33433

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 300-7410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURE
INDEX TO EXHIBITS

EX-10.1:	VOTING AND EXCHANGE TRUST AGREEMENT DATED JULY 6, 2009 AMONGJAG MEDIA HOLDINGS, INC., CARDIOGENICS EXCHANGECO INC. AND WEIRFOULDS LLP
EX-10.2:	SUPPORTAGREEMENT DATED JULY 6, 2009BETWEEN JAG MEDIA HOLDINGS, INC. AND CARDIOGENICS EXCHANGECO INC.
EX-99.1:	PRESS RELEASE DATED JUNE 30, 2009

Item 1.01 Entry into Material Definitive Agreements.

On July 6, 2009 JAG Media Holdings, Inc. (“JAG Media”), CardioGenics Exchangeco Inc. (“ExchangeCo”) and WeirFoulds LLP (“Trustee”) entered into a Voting and Exchange Rights Agreement (the “Trust Agreement”) pursuant to which the parties make provision and establish procedures whereby, among other matters (a) voting rights in JAG Media shall be exercisable by the holders from time-to-time of the ExchangeCo “Exchangeable Shares” (other than JAG Media and its subsidiaries) (the “Holders”), which will be initially issued at the closing of the acquisition of CardioGenics Inc. (“CardioGenics”) by ExchangeCo (the “Closing”), to certain CardioGenics stockholders in consideration for the surrender of their shares in CardioGenics (the “JAG Voting Rights”); and (b) the Holders shall have the right to require JAG Media, ExchangeCo or another subsidiary to-be-created at the option of JAG Media (“JAG HoldCo”) to purchase the Exchangeable Shares from the holders, all in accordance with the terms of the Trust Agreement.

The Trust Agreement and the trust created thereby shall become effective on the Closing date and the trust shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Holder;

(b)	each of ExchangeCo and JAG Media elects in writing to terminate the trust and such termination is approved by the Holders in accordance with the applicable provisions of the Exchangeable Share; and

(c)
21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the trust.

The JAG Voting Rights will be exercised through the Trustee, which will hold a share certificate in respect of one (1) share of JAG Media Series 1 Preferred Stock to which voting rights will attach for the benefit of the Holders (the “Voting Share”). JAG Media will create the Series 1 Preferred Stock on, or prior to, the Closing and the Voting Share shall be issued to the Trustee at the Closing. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the voting rights with respect to the Voting Share, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter that may properly come before the stockholders of JAG Media at a meeting of the JAG Media stockholders or in connection with a JAG Media stockholders consent. The Trustee shall exercise the JAG Voting Rights only on the basis of instructions received from the Holders entitled to instruct the Trustee as to the voting thereof. To the extent that no instructions are received from a Holder, the Trustee shall not exercise or permit the exercise of such Holder's JAG Voting Rights. Any Holder entitled to exercise their JAG Voting Rights may, at their election, exercise such rights directly, in lieu of through the Trustee in accordance with the Trust Agreement, by exercising, as the proxy of the Trustee, the applicable number of votes to which such Holder is entitled to vote at the applicable stockholders meeting (or with respect to any written consent).

With respect to all meetings of stockholders of JAG Media at which holders of shares of JAG common shares are entitled to vote and with respect to all written consents sought by JAG Media from the holders of its JAG common shares, each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the “Equivalent Vote Amount“ for each Exchangeable Share owned of record by such Holder on the applicable record date. “Equivalent Vote Amount” means, with respect any matter on which holders of JAG Media common shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one (1) share of JAG Media common stock is entitled with respect to such matter.

Each Holder‘s JAG Voting Rights shall be deemed to be surrendered by the Holder to JAG Media upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of any of its exchange rights resulting in the issuance of JAG Media common shares to the Holder for its Exchangeable Shares in accordance with the terms of the Trust Agreement.

The Trust Agreement also establishes procedures, terms and conditions whereby the Exchangeable Shares can or shall be redeemed, purchased or exchanged, as the case may be, by ExchangeCo, JAG Media or JAG HoldCo. ExchangeCo is required to automatically redeem the Exchangeable Shares, in accordance with the terms of the Trust Agreement, on the “Automatic Redemption Date.” The “Automatic Redemption Date” is the date of the earliest to occur of the following (a) a date not less than ten (10) years after the Closing, to be established by the Board of Directors of ExchangeCo; (b) a date, not earlier than three (3) years after the Closing, when less than 10% of the Exchangeable Shares are outstanding, such date to be selected by the Board of Directors of ExchangeCo; and  (c) a date established in connection with certain ExchangeCo stockholder voting events, as more particularly set forth in Trust Agreement. In connection with any automatic redemption on the Automatic Redemption Date, JAG Media shall have an overriding “Redemption Call Right,” whereby it may purchase the Exchangeable Shares that are the subject of the automatic redemption, in accordance with the terms of the Trust Agreement.

The Holders shall also have an “Automatic Exchange Right” with respect to their Exchangeable Shares upon the occurrence of certain JAG Media “Liquidation Events”, as more particularly set forth in the Trust Agreement. In order to enable the Holders to participate on a pro rata basis with the holders of JAG Media common shares in the distribution of assets of JAG Media in connection with any Liquidation Event, immediately prior to the effective time of such Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for JAG Media common shares.

In addition to the above automatic redemption and exchange rights, the Trust Agreement also provides for various voluntary retraction, call and put rights with respect to the Exchangeable Shares. In connection with such rights, the Holders may at any time request redemption of the Exchangeable Shares by ExchangeCo, in accordance with the terms of the Trust Agreement, by issuing a written a “Retraction Request” to ExchangeCo. Upon the issuance of any Retraction Request by ExchangeCo, JAG Media shall have an overriding “Retraction Call Right,” whereby it may purchase the Exchangeable Shares that are the subject of the Retraction Request, provided that it exercises such call right within two (2) business days after receipt of the Retraction Notice. Further, the Holders shall also have an “Exchange Put Right,” which permits the Holders to “put“ the Exchangeable Shares directly to JAG Media in accordance with the terms of the Trust Agreement.

On July 6, 2009, concurrent with the execution of the Trust Agreement, JAG Media and ExchangeCo also entered into a Support Agreement (the “Support Agreement”) pursuant to which, among other matters, JAG Media will be required to take various actions in connection with the Exchangeable Shares to insure that ExchangeCo is able to meet its obligations with respect to the Holders and the Exchangeable Shares. The Support Agreement shall become effective on the Closing date and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than JAG Media and any of its subsidiaries.

Under the Support Agreement, JAG Media has agreed to various terms with respect to the Holders and the Exchangeable Shares, which are intended to insure the economic equivalence between the Exchangeable Shares and the JAG Media common shares. Such terms include, among other matters:

(a)	reserving sufficient JAG Media common shares to insure that JAG common shares are available when the Exchangeable shares are exchanged for JAG common shares;

(b)	limitations on JAG Media’s ability to declare dividends to insure that the Holders receive such dividends or an equivalent dividend from ExchangeCo;

(c)
limitations on splits, reverse splits, recapitlizations, mergers, reorganizations or other transactions involving the JAG Media common shares to insure that the Holders are able to participate in such actions in a manner equivalent to the participation by the holders of the JAG Media common shares;

(d)	insuring that the Holders are able to participate in any tender offers to the same extent, and on an equivalent basis, as the holders of the JAG common shares; and

(e)	taking such actions as may be necessary to permit ExchangeCo to perform its obligations with respect to any Retraction Requests by Holders or automatic redemption.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of JAG Media, ExchangeCo or CardioGenics in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

The foregoing descriptions of the Trust Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements filed as Exhibit 10.1 and Exhibit 10.2 hereto, which are incorporated herein by reference. A press release regarding the status of the acquisition of CardioGenics by ExchangeCo is also filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Index to Exhibits

10.1	Voting and Exchange Trust Agreement dated July 6, 2009 between JAG Media Holdings, Inc., CardioGenics Exchangeco Inc. and WeirFoulds LLP

10.2	Support Agreement dated July 6, 2009 between JAG Media Holdings, Inc. and CardioGenics Exchangeco Inc.

99.2	Press Release dated June 30, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman of the Board, Chief Executive Officer & General Counsel

Dated: July 6, 2009